                                                       EXHIBIT 10
                         SETTLEMENT AGREEMENT

     This Settlement Agreement (the "Agreement") is made effective as of April 15, 1997, by and among Karen Hagan and Robert Hagan (the "Hagans"), NewCare Health Corporation ("NewCare") and Christopher F. Brogdon ("Brogdon").

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Hagans, NewCare and Brogdon agree as follows:

                              BACKGROUND

     1. Pursuant to a Plan and Agreement of Merger and Supplemental Agreement, both dated May 22, 1995 (together, the "Merger Agreement"), NewCare Acquisition Corporation, a wholly-owned subsidiary of NewCare, was the surviving entity in a merger with Cimerron Health Care, Inc. and its wholly-owned subsidiaries (together with Emory Nursing Center, Inc., the "Cimerron Group"). Pursuant to the Merger Agreement, the name of the surviving entity was changed to Cimerron Health Care, Inc.

     2. On the same date, pursuant to an Asset Purchase Agreement, Memorial Nursing Center, Inc., also a wholly-owned subsidiary of NewCare, acquired all the assets and assumed certain liabilities of Emory Nursing Center, Inc.

     3. In connection with the preceding transactions, NewCare made a cash payment of $1,500,000 and issued 714,000 shares of its $.02 par value common stock to Karen Hagan, the sole shareholder of the corporations comprising the Cimerron Group. NewCare also agreed to other consideration, including an employment agreement with Robert Hagan, support for the election of Robert Hagan as a director of NewCare, certain understandings regarding the post-merger management of the Cimerron Group, assumption of a lease for the premises occupied by the Cimerron Group, and an undertaking to either include the NewCare stock issued to Karen Hagan in a registration statement filed on or before April 30, 1996 or repurchase such stock at a specified price.

     4. NewCare and the Hagans disagree as to whether or not the conditions of the undertaking regarding the filing of a registration statement have been satisfied.

     5. NewCare is in the process of transferring management control of NewCare to an affiliate of Brogdon and the Hagans and NewCare agree that it is in the best interest of the Hagans and NewCare to enter into this Agreement to settle all matters existing between them, except for certain Notes (as hereinafter described).

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the Hagans, NewCare and Brogdon agree as follows:

                                 TERMS

     1. Background. The parties agree that the background is true and correct and is therefore incorporated into this Agreement by this reference.

     2. Consideration. In consideration of the making of this Agreement, the promises and releases set forth below, and other good and valuable consideration, the receipt of which are hereby acknowledged, the Hagans, NewCare and Brogdon have entered into this Agreement intending to be legally bound.

     3.   Termination of Employment Agreement and Lease Agreement.

     At the Closing (as hereinafter defined), NewCare will make payments as follows:

          (a) $150,000 will be paid to Robert Hagan for termination of all rights and obligations of all parties as set forth in an Employment Agreement dated May 22, 1995 by and between Cimerron Health Care, Inc. and Robert W. Hagan, a copy of which is attached hereto as Exhibit "A". Until the Closing, NewCare will continue to pay Robert Hagan according to the terms of said agreement.

          (b) $65,000 will be paid to Cimerron Properties, Inc. for termination of all rights and obligations of all parties as set forth in a Real Estate Commercial Lease dated December 29, 1991 and the Addendum to Lease dated September 14, 1994, a copy of which is attached hereto as Exhibit "B". Until the Closing, NewCare will continue to pay Cimerron Properties, Inc. according to the terms of said lease and addendum.

     4.   Option to Purchase Stock owned by Karen Hagan.

     Brogdon agrees to purchase 714,000 shares (the "Shares") of NewCare common stock from Karen Hagan, constituting all of the shares issued to her pursuant to the Merger Agreement.

     To effect such purchase, Karen Hagan will grant Brogdon at Closing four separate options on the following terms (each an "Option" and together, the "Options"):

          (a)  Each Option shall grant Brogdon the right to purchase
178,500 Shares at a purchase price of $3.00 per Share. The Options will be exercisable in six month intervals, with the first option exercisable at any time on or before October 15, 1997. The subsequent Options will be exercisable on April 15, 1998, October 15, 1998 and April 15, 1999. The form of Option is attached hereto as Exhibit "C".

          (b) The maximum purchase price for the Options will be $21,420 for the October 15, 1997 Option; $42,820 for the April 15, 1998 Option; $64,260 for the October 15, 1998 Option; and $85,680 for the April 15, 1999 Option. The purchase price for each Option will be payable in monthly installments of $3,570 each beginning on May 15, 1997 and continuing monthly thereafter until such time as the Option has been exercised by Brogdon or lapses.

          (c)  At Closing, Brogdon and Karen Hagan will enter into an
Escrow Agreement in the form attached hereto as Exhibit "D" and will deliver the certificate for the Shares to the law firm of Jacobs, Forlizzo & Neal, P.A., Clearwater, Florida (the "Escrow Agent") as escrow agent. Upon exercise of each Option, the Escrow Agent will be authorized by the Escrow Agreement to cause the transfer agent to register 25% of the Shares in such names and amounts as directed by Brogdon.

     5.   Certain Other Consideration.

     In addition to the consideration set forth elsewhere in this Agreement, the parties agree as follows:

          (a) At Closing, NewCare will deliver to the Hagans title to a 1994 Ford Ranger pickup (Serial No. 1FTCR10A6RUA00589). Such title shall be transferred free of any liens.

          (b) For a period of six months beginning April 1, 1997, NewCare will continue to employ Richard Vandenberg ("Vandenberg") pursuant to the terms of his Employment Agreement attached hereto as Exhibit "E". Upon expiration of such six month period, NewCare will make a cash payment to Vandenberg of $116,250, whereupon NewCare and Vandenberg will execute mutual releases and the rights and obligations of both parties under said employment agreement will be terminated.

          (c) Until December 31, 1997, NewCare will continue to pay the Hagans, Vandenberg and Patricia Dempsey the same health and life insurance benefits to which they have been entitled prior to the date of this Agreement. Beginning at the Closing and continuing until termination of his employment agreement, Vandenberg will be covered under the employee benefits generally available from time to time to employees of NewCare. Until termination of Vandenberg's employment agreement, the Hagans will cause Cimerron Properties, Inc. to permit him to occupy office space at 1144 Canton Street, Roswell, Georgia 30075 without charge to NewCare or any of its affiliates.

          (d) At Closing, Robert Hagan, Karen Hagen and Richard Vandenberg will each tender his or her resignation as an officer and/or director of NewCare and any of its subsidiaries and Robert Hagan will waive any rights he has under the Merger Agreement to the support of NewCare for election as a director.

     6. Certain Contractual Obligations to Continue. In addition to the matters addressed elsewhere in this Agreement, the Hagans and NewCare have certain other business arrangements which shall be dealt with as follows:

          (a) NewCare and its indirect subsidiary Pleasant Valley Nursing Home, Inc. will continue to make scheduled payments to Cimmeron Properties, Inc. under that certain Lease Agreement pertaining to a 1992 Infinity Q45.

          (b) Real Estate Note, dated August 31, 1995 in the amount of $195,000 made by Memorial Nursing Center, Inc. in favor of Cimerron Properties, Inc. - At Closing, the Hagans will cause Cimerron Properties, Inc. to deliver to NewCare and Memorial Nursing Center, Inc. confirmation that the note is current and the due date of August 25, 1995 set forth in the note is not correct and that the correct due date is August 25, 1998.

          (c) Promissory Note, dated July 1, 1996 in the amount of $80,000 made by Fitzgerald Nursing Center in favor of Karen Hagan -NewCare will cause this note to continue to be paid according to its terms, with the final payment due July 1, 1997. At Closing, Karen Hagan will deliver to NewCare confirmation that the note is current.

          (d) Real Estate Note, dated September 22, 1995 in the amount of $300,000 made by Memorial Nursing Center, Inc. in favor of Karen Hagan - NewCare will cause this note to continue to be paid according to its terms, with the final payment due September 15, 1998. At Closing, Karen Hagan will deliver to NewCare confirmation that the note is current.

          (e)  The due of that certain Mortgage Note, dated October 11,
1995 in the amount of $600,000 made by NewCare Health Corporation in favor of Karen Hagan will be extended until April 15, 1998. At Closing, Karen Hagan will deliver to NewCare confirmation that the note is current.

     7. Mutual General Releases. The Hagans and NewCare shall execute the General Releases attached hereto as Composite Exhibit "F". However, nothing contained in this Agreement, or the Exhibits attached hereto, shall relieve any party from their obligations under this Agreement.

     8. Closing. Closing shall take place at 6000 Lake Forest Dr., Suite 200, Atlanta, Georgia at 10 am on April 15, 1997, or such other date mutually acceptable to the Hagans and Brogdon.

     9. Execution. This Agreement may be executed in counter- parts and shall be binding only on those parties who have executed the Agreement. Any party failing to execute this Agreement shall not be entitled to claim any benefits or exercise any rights hereunder. The failure of any party to execute this Agreement shall have no effect on the enforceability of this Agreement as to the executing parties. NewCare and Brogdon acknowledge that Vandenberg is executing this Agreement solely for the purpose of acknowledging his consent to the provisions of Sections 5(b) and 5(c) hereof.

     10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto as to the subject matter hereof and there are not other prior or contemporaneous agreements, understandings, promises, representations, or warranties between or among the parties with regard thereto. This Agreement shall not be modified unless such modification is in writing and is executed by all parties to be bound by such modification.

     11. Governing Law. The parties agree that this Agreement will be governed by and construed in accordance with Georgia.

                                    /s/ Karen Hagan
                                    Karen Hagan

                                    /s/ Robert Hagan
                                    Robert Hagan

                                    /s/ Richard Vandenberg
                                    Richard Vandenberg

                                    NewCare Health Corporation,
                                    a Nevada Corporation

                                    By:/s/ Ashok Dalal

                                    Name (Print): Ashok Dalal
                                    Title (Print): President

                                    /s/ Christopher F. Brogdon
                                    Christopher F. Brogdon

                                  EXHIBIT A
                      [Robert Hagan Employment Agreement]

                                  EXHIBIT B
                                  [Lease]

                                  EXHIBIT C

                             OPTION TO PURCHASE
                                COMMON STOCK

     This Option Agreement is made and entered into this 15th day of April, 1997 by and between Christopher F. Brogdon ("Brogdon") and Karen Hagan ("Hagan").

                             W I T N E S S E T H:

     WHEREAS, the parties have, together with NewCare Health Corporation, a Nevada corporation (the "Company") and certain other persons, entered into a Settlement Agreement dated April __, 1997 (the "Settlement Agreement"); and

     WHEREAS, pursuant to the Settlement Agreement, Brogdon and Hagan have agreed to an option on the part of Brogdon to purchase from Hagan, up to One Hundred Seventy Eight Thousand Five Hundred (178,500) shares of the Common Stock, par value $0.02 per share (the "Shares") of the Company.

     NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, receipt of which is hereby acknowledged, the parties covenant and agree as follows:

     1.   Grant of Option.   Hagan grants to Brogdon an option (the
"Option") to purchase, One Hundred Seventy Eight Thousand Five Hundred (178,500) shares of the Common Stock, par value $0.02 per share (the "Shares") of the Company, or such lesser number of shares as designated by Brogdon on the Purchase Form attached hereto.

     2. Purchase Price. The purchase price for each Share subject to this Option will be $3.00 per share.

     3. Term of Option. This Option shall have a term of [six, twelve, eighteen, twenty-four] months (the "Term") from April 15, 1997, and may be exercised during such term by Brogdon at any time from and after April 15, 1997.

     4. Purchase price of Option. In consideration for this Option, Brogdon shall pay Hagan the sum of [$21,420; $42,840; $64,260; $85,680]. The
purchase price for the Option shall be payable to Hagan at the address shown herein in monthly installments of $3,570 each, with the first payment due on May 15, 1997 and continuing on the 15th day of each month thereafter until Brogdon exercises the Option or the Term expires. Upon exercise of this Option, Brogdon will make the exercise price payable to "Jacobs, Forlizzo & Neal, P.A., Trust Account."

     5. Notice of Election to Exercise. This Option shall be exercised by Brogdon by delivering to Hagan the Purchase Form attached hereto.

     6. Successors and Assigns. This Option shall be binding upon the successors of Hagan. Brogdon may assign his rights under this Option without the prior consent of Hagan.

     7. Representations and Warranties by Hagan. Hagan represents and warrants to Brogdon as follows:

          (a) Absence of Prohibition. Hagan is not a party to any agreement or understanding which would in any way prevent Hagan from entering into or performing this Option. Further, throughout the term of this Option, Hagan shall not enter into any agreement or understanding which would in any way prevent Hagan from performing this Option. Hagan will not at any time throughout the

Term, directly or indirectly, sell, assign, transfer, mortgage, encumber, pledge or otherwise deal with or dispose of the Shares.

          (b) Authorization. No authorization or approvals of governmental bodies or any court or otherwise are necessary in order to enable Hagan to enter into and perform this Option.

          (c) Title to Shares. Hagan holds of record and owns beneficially the Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 and state securities laws), pledge, lien, encumbrance, charge, or other security interest, options, warrants, purchase rights, contracts, commitments, claims and demands.

     8. Indemnification. Hagan covenants and agrees to indemnify and hold Brogdon harmless by reason of any loss, cost or expense, including attorneys' fees and court costs, incurred by Brogdon as a result of any failure by Hagan to honor the terms of the Option granted herein or the breach of any covenant or representation and warranty by Hagan contained in this Option.

     9.   Specific Performance.  Hagan acknowledges that in the event
Brogdon exercises the Option and Hagan fails to honor the terms of the Option granted herein for any reason, damages resulting therefrom will be difficult, if not impossible, to ascertain, and therefore Hagan will be entitled to specific performance of her obligation to convey the Shares to Brogdon, in addition to any other remedies that may be available to Brogdon at law or in equity.

     10. Nature and Survival of Representations. All statements contained in the agreements, instruments or documents delivered by or on behalf of either of the parties pursuant to this Option, and the covenants and representations and warranties made by either party shall survive, except to the extent waived in writing by the other party, the consummation of the transactions contemplated by this Option, including the exercise of the Option, notwithstanding any investigation heretofore or hereafter made by by either of them or on behalf of either of them.

     11. Endorsement of Stock Certificates. Simultaneously with the execution of this Option, Hagan shall cause the following legend to be placed on each of her stock certificates for the Shares:

     The sale, encumbrance or other disposition of the shares represented by this certificate is subject to the terms and conditions of one or more option agreements dated April 15, 1997, by and between the holder of this certificate and others and such shares are further subject to the terms and conditions of an Escrow Agreement dated April 15, 1997 by and among the holder of this certificate and others. A copy of which option or options and Escrow Agreement are on file in the office of this corporation and the offices of the corporation's stock transfer agent. Copies of the option or options and the Escrow Agreement will be furnished without charge upon request.

     12. Notices. All notices, requests, and other communications under this Option shall be deemed duly given if sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to Hagan:      Karen Hagan
                              1144 Canton Street
                              Suite 200
                              Roswell, Georgia 30075

            If to Brogdon:

            Christopher F. Brogdon
            c/o NewCare Health Corporation
            6000 Lake Forest Dr.
            Suite 200
            Atlanta, Georgia 30328

     13. Invalidity of Portions of Option. The invalidity or unenforceability of any one or more phrases, sentences, clauses or sections in this Option shall not affect the validity or enforceability of the remaining portions hereof, or any other part hereof.

     14. Section Headings. The section headings or captions contained herein are merely for the convenience of the parties and are not to be construed as a limitation on the provisions herein.

     15. Governing Law. This Option shall be construed in accordance with and governed by the laws of the State of Georgia.

     IN WITNESS WHEREOF, the undersigned have executed and Karen Hagan has delivered this Option in Atlanta, Georgia on the 15th day of April, 1997.

                                 -------------------------------
                                 Karen Hagan

                                 -------------------------------
                                 Christopher F. Brogdon

                          FORM OF NOTICE OF EXERCISE
                 (To be signed only upon exercise of Option)

TO:  Karen Hagan
     1144 Canton Street
     Suite 200
     Roswell, Georgia 30075

     The undersigned, the holder of the within Option, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, ________ shares of the Common Stock of NewCare Health Corporation (the "Company"), par value $0.02 per share, and herewith makes payment of $______ therefor to "Jacobs, Forlizzo & Neal, P.A., Trust Account", and requests that the certificates for such shares be issued in the name of ______________________, and delivered to _____________________, whose address is ______________________, and if such shares shall not be all of the shares purchasable hereunder, that a new Option for such additional shares be delivered to the undersigned.

DATED:
                   __________________________________________
                   (Signature must conform in all
                   respects to name of holder as specified on the face of the Option)

                                EXHIBIT D
                            [Escrow Agreement]

                             ESCROW AGREEMENT

     THIS ESCROW AGREEMENT (this "Agreement") is made as of the __ day of April 1997, by and among KAREN HAGAN ("Hagan"), CHRISTOPHER F. BROGDON ("Brogdon"), and JACOBS, FORLIZZO & NEAL, P.A. ("Escrow Agent").

                             PRELIMINARY STATEMENTS

     A. Hagan is the holder and beneficial owner of 714,000 shares of $.02 par value common stock in NewCare Health Corporation, a Nevada corporation (the "Shares").

     B. Hagan, Brogdon, and certain other parties entered into that certain Settlement Agreement dated as of April __, 1997 (the "Settlement Agreement").

     C. Escrow Agent is engaged in the practice of law in the State of Florida and has agreed to act as Escrow Agent hereunder.

     D. This Agreement and the transfers provided herein secure the payment in full of all obligations of Brogdon to Hagan in connection with the sale of the Shares from Hagan to Brogdon, as evidenced by certain Options made by Hagan in favor of Brogdon (the "Options"), copies of which are attached hereto as Exhibit "A".

     E. Simultaneously herewith, Hagan is delivering and pledging to Escrow Agent the Shares, on the terms and conditions of this Agreement and for the benefit of the parties.

     F. Hagan, Brogdon and Escrow Agent each desire to enter into this Agreement on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the sum of TEN DOLLARS AND NO/100 ($10.00) and other good and valuable consideration, receipt and adequacy of which is hereby acknowledged, and in further consideration of the covenants and agreements contained herein, the parties agree as follows:

                    Article I.  Appointment of Escrow Agent

     Section 1.1 The parties acknowledge and agree that Escrow Agent shall act as Escrow Agent under this Agreement.

     Section 1.2 To induce Escrow Agent to act as Escrow Agent hereunder, Hagan and Brogdon agree that:

          A. Escrow Agent shall not be under any duty to give the Shares held by it hereunder any greater degree of care than it gives its own similar property.

          B. This Agreement expressly sets forth all of the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except those of this Agreement.

          C. Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the other parties hereto, shall jointly and severally indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

          D. Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity or the service thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

          E. Escrow Agent does not have any interest in the Shares deposited hereunder but is serving as escrow holder of the Shares only and having only possession thereof.

          F. Escrow Agent makes no representation as to the validity, value, genuineness or the collectability of any security or other documents or instrument held by or delivered to it.

          G. Escrow Agent shall not be called upon to advise any party as to the wisdom in selling or retaining or taking or refraining from any action with respect to the Shares.

          H. Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Property to any successor Escrow Agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor Escrow Agent is agreed upon within 30 days of the date of Escrow Agent's written notice of resignation, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or
(b) the day which is thirty (30) days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to safekeep the Shares until receipt of a designation of successor Escrow Agent or a joint written disposition instruction by the other parties hereto or a final order of a court of competent jurisdiction.

          I. In the event of any disagreement between the other parties hereto resulting in adverse claims or demands being made in connection with the Shares, or in the event that Escrow Agent in good faith is in doubt as to what action it should take hereunder, Escrow Agent shall be entitled to deposit the Shares with the clerk of the Circuit Court of Pinellas County, Florida or to retain the Escrow Property until Escrow Agent shall have received (i) a final non-appealable order of a court of competent jurisdiction directing delivery of the Shares or (ii) a written agreement executed by the other parties hereto directing delivery of the Shares, in which event Escrow Agent shall disburse and deliver the Shares in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to Escrow Agent to the effect that said court order is final and non-appealable. Escrow Agent may act on such court order and legal opinion without further questions.

          J. Hagan and Brogdon shall pay Escrow Agent compensation (as payment in full) for the services to be rendered by Escrow Agent hereunder of $10, payable in advance on the date of execution of this Agreement. Hagan and Brogdon further agree to reimburse Escrow Agent for all reasonable expenses, disbursement and advances incurred or made by Escrow Agent in performance of its duties hereunder.

                   Article II.  Deposits into Escrow; Pledge

     Section 2.1 The Escrow Property. Hagan has directed Securities Transfer Corporation ("Transfer Agent") to place a "stop order" with respect to the Shares as follows:

     "The sale, encumbrance or other disposition of the shares represented by this certificate is subject to the terms and conditions of one or more option agreements dated April 15, 1997, by and between the holder of this certificate and others and such shares are further subject to the terms and conditions of an Escrow Agreement dated April 15, 1997 by and among the holder of this certificate and others. A copy of which option or options and Escrow Agreement are on file in the office of this corporation and the offices of the corporation's stock transfer agent.

     Section 2.2 Further Assurances. Hagan shall, at any time and from time to time, at the expense of Hagan, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that Escrow Agent requests, in order to enable Escrow Agent to exercise any or all of its rights hereunder with respect to any of the Shares.

     Section 2.3 Transfer and Other Liens. Hagan shall not (i) sell or otherwise dispose of any of the Shares, or (ii) create or permit to exist any lien, security interest, or other charge or encumbrance upon or with respect to any of the Shares, except pursuant to this Agreement.

     Section 2.4 Escrow Agent Appointed Attorney-in-Fact. Hagan hereby appoints Escrow Agent her attorney-in-fact, with full authority in the place and stead of Hagan and in the name of Hagan or otherwise, from time to time in Escrow Agent's discretion, to take any action and to executed any instrument which Escrow Agent may deem necessary or advisable to accomplish the purposes of this Agreement and the Options.

     Section 2.5 Escrow Agent May Perform. If Hagan fails to perform any agreement contained herein, Escrow Agent may itself perform, or cause performance of, such agreement, and the expenses incurred in connection therewith shall be payable by Hagan.

                Article III.  Responsibilities of Escrow Agent

     Section 3.1 Holding of Shares. On behalf of the parties, Escrow Agent shall hold and disburse the Shares in accordance with the terms of this Agreement. Escrow Agent shall be the only signatory and/or authorized representative in connection with any safe deposit box or other depository into which the Shares or any part thereof is to be deposited or placed by Escrow Agent pursuant to the terms of this Agreement.

     Section 3.2 Disbursements of Shares. Escrow Agent shall make disbursements of the Shares as follows:

          (a) Upon receipt of the required payment to Escrow Agent for the benefit of Hagan for the Shares, Escrow Agent will transmit such payment to Hagan within two business days after receipt of good funds. Thereafter, Escrow Agent will direct the transfer agent to register 178,500 Shares, or such number of Shares for which the Option has been exercised, in such names and amounts as directed by Brogdon in such notice.

          (b) If Escrow Agent receives notice from Hagan that Brogdon is in default under the terms of the Option, Escrow Agent will not make any further disbursements of Shares until such time as it has received written notice, in a form acceptable to it, signed by both Hagan and Brogdon that such default has been cured and authorizing Escrow Agent to disburse the number of Shares specified in such notice. Hagan may notify Escrow Agent either verbally or in writing that a default exists under one or more Options, but if such notice is given verbally, Hagan shall confirm such notice pursuant to the notice provisions of Section 5.1 of this Agreement within two days thereafter.


          (c) In the event that Escrow Agent receives a written statement from Hagan stating that Brogdon has defaulted in his obligations under one or more Options (a "Failure Notice"), then Escrow Agent shall transmit the Shares pursuant to Hagan's instructions and give notice to Brogdon of such transmittal.
                 Article IV.  Representations and Warranties.

     Section 4.1 Hagan's Representations and Warranties. Hagan represents and warrants to Brogdon as follows:

          A. The execution, delivery and performance by Hagan of this Agreement are within Hagan's powers, do not contravene law or any contractual restriction binding on or affecting Hagan, and do not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to the Shares.

          B. Karen Hagan holds of record and owns beneficially the Shares free and clear of any restrictions on transfer (other than any restrictions under the Securities Act of 1933 and state securities laws), pledge, lien, encumbrance, charge, or other security interest, options, warrants, purchase rights, contracts, commitments, claims and demands.

          C. Hagan has received adequate consideration for executing and delivering this Agreement, and this Agreement is the legal, valid and binding obligation of Hagan enforceable against her in accordance with its terms.

     Section 4.2 Brogdon's Representations and Warranties. Brogdon represents and warrants to Hagan as follows:

          A. The execution, delivery and performance by Brogdon of this Agreement are within Brogdon's powers, do not contravene law or any contractual restriction binding on or affecting Brogdon.

          B. Brogdon has received adequate consideration for executing and delivering this Agreement, and this Agreement is the legal, valid and binding obligation of Brogdon enforceable against him in accordance with its terms.

                         Article V.  Miscellaneous

     Section 5.1 Notices. When any party intends to give notice to any other party or to make demands, such notices or demands shall be in writing and either delivered personally, sent by facsimile transmission, sent by overnight courier or sent by certified mail, return receipt requested, and shall be addressed as follows:

     As to Hagan:

     Karen Hagan
     1144 Canton Street
     Suite 200
     Roswell, Georgia 30075

     with a copy to:

     Richard W. Jones, Esq.
     Perrie, Buker & Jones, P.C.
     115 Perimeter Center Place
     Suite 170
     Atlanta, Georgia 30346

     As to Brogdon:

     Christopher F. Brogdon
     c/o NewCare Health Corporation
     6000 Lake Forest Dr.
     Suite 200
     Atlanta, Georgia 30328

     with a copy to:

     Philip Rees, Esq.
     c/o NewCare Health Corporation
     6000 Lake Forest Dr.
     Suite 200
     Atlanta, Georgia 30328

     As to Escrow Agent:

     Jacobs, Forlizzo & Neal, P.A.
     c/o A.R. Neal, Esq.
     13577 Feather Sound Drive
     Suite 300
     Clearwater, Florida  34622

Notices (other than to Escrow Agent) shall be deemed to have been received on the date when delivered personally, when transmitted, if sent by facsimile, on the date forty-eight (48) hours after the date the notice was placed in the mail, if sent by overnight courier, and on the date seventy-two (72) hours after the date the notice is placed in the mail, if sent by certified mail, return receipt requested. Notices to Escrow Agent shall be deemed delivered when received.

     Section 5.2 Termination of this Agreement. Escrow Agent's responsibilities under this Agreement shall terminate upon disbursement and delivery of all of the Shares.

     Section 5.3 Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives and shall not be enforceable by or inure to the benefit of any third party. No party other than Escrow Agent may assign any of its rights or obligations under this Agreement without the written consent of the other parties. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia (without reference to its rule as to conflicts of law).

     Section 5.4 Modifications; Waivers. This Agreement can only be modified by a writing signed by all of the parties hereto, and no waiver hereunder shall be effective unless in a writing signed by the party to be charged.

     Section 5.5 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 5.6 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     Section 5.7 Waiver of Trial by Jury. Each of the parties hereby knowingly, voluntarily and intentionally waives the right any of them may have to a trial by jury in respect of any litigation based hereon, or arising out of, under or in connection with, this Agreement and any agreement contemplated to be executed in conjunction herewith or any course of conduct, course of dealing, statements (whether verbal or written) or actions of any party.

     Section 5.8 Attorneys' Fees. In the event that any legal proceeding is brought due to a dispute under this Agreement or in relation thereto, the prevailing party in such proceeding shall be entitled to recover from the other party after final judgment on the merits, reasonable attorneys' fees, including fees for any appeal, and costs incurred in all such proceedings. In addition, should there be a dispute concerning the satisfaction of the Option, the prevailing party in such dispute shall be entitled to his or her reasonable attorneys' fees and related costs incurred as a result of such dispute, whether legal proceedings be commenced or not.

     IN WITNESS WHEREOF, Hagan, Brogdon and Escrow Agent have executed this Agreement as of the date and year first above written.

                                      -------------------------
                                      Karen Hagan

                                      -------------------------
                                      Christopher F. Brogdon

                                      ESCROW AGENT:
                                      Jacobs, Forlizzo & Neal, P.A.

                                      By:------------------------
                                          A. R. Neal
                                          Florida Bar No.: 0369152

                                 EXHIBIT E
                    [Vandenberg Employment Agreement]

                                 EXHIBIT F
                             [Mutual Releases]

                              GENERAL RELEASE

     For and in consideration of ten dollars ($10.00) and certain undertakings set forth in a Settlement Agreement dated as of the ___th day of April, 1997, NewCare Health Corporation ("NewCare"), a Nevada corporation, hereby releases Karen Hagan and Robert Hagan (individually a "Releasee" and jointly, the "Releasees") from any and all claims, demands, and causes of action of any kind whatever (collectively referred to herein as Claims), whether known or unknown, that it now has or ever has had against either Releasee, from the beginning of time to the date of this Release, provided, however, that this Release shall not apply to any cause of action arising out of the failure of a Releasee to perform his or her obligations under the aforementioned Settlement Agreement.

      Without limiting the generality of the foregoing, and in addition to and independent of that paragraph, NewCare releases each Releasee from any and all Claims, whether known or unknown, it now has or ever has had or ever in the future may have and that are or may be based in whole or in part on, or do or may arise out of, or are or may be related to or in any way arise out of, or are or may be related to or in any way connected with (i) their ownership of stock in NewCare, (ii) their employment by NewCare, or (iii) any other Claims of violation of any contract of any kind (whether oral or written, express, implied in law, or implied in fact) or any applicable law, rule, regulation, or order arising prior to the execution of this Release.

     NewCare agrees and represents that it is within its contemplation that it may have claims against Releasees of which, at the time of the execution of this Release, it has no knowledge or suspicion, but it agrees and represents that this Release extends to all Claims in any way based upon, connected with, or related to the matters described in the preceding paragraphs, whether or not known, claimed, or suspected by it.

     NewCare, acting through the undersigned, declares that it knows and understands the contents of this Release, that it has executed it voluntarily, and that it understands that after signing this Release it cannot proceed against any person mentioned in it with respect to or on account of any matters referred to herein.

     This Release is made to buy peace and for no other reason. It shall not be deemed an admission of liability or of a violation of any applicable law, rule, regulation, or order of any kind.

      This Release shall be binding upon NewCare and its assigns, successors, beneficiaries, employees, and agents and shall inure to the benefit of Releasees and their successors and assigns.

     IN WITNESS WHEREOF, the undersigned has executed this Release on behalf of NewCare Health Corporation as of this __th day of April, 1997.

                                      NewCare Health Corporation, a
                                      Nevada corporation

                                      By:
                                      Name (Print):

                                      Title (Print):

                               GENERAL RELEASE

     For and in consideration of ten dollar ($10.00) and certain undertakings set forth in a Settlement Agreement dated as of the __th day of April, 1997, Karen Hagan and Robert Hagan hereby release NewCare Health Corporation, a Nevada corporation, and its successors and assigns (the "Releasee") from any and all claims, demands, and causes of action of any kind whatever (collectively referred to herein as Claims), whether known or unknown, that they or either of them now has or ever has had against Releasee, from the beginning of time to the date of this Release, provided, however, that this Release shall not apply to any cause of action arising out of the failure of Releasee to perform its obligations under the aforementioned Settlement Agreement or the agreements and notes described in Section 6 of the Settlement Agreement.

     Without limiting the generality of the foregoing, and in addition to and independent of that paragraph, Karen Hagan and Robert Hagan release Releasee from any and all Claims, whether known or unknown, that they or either of them now has or ever has had or ever in the future may have and that are or may be based in whole or in part on, or do or may arise out of, or are or may be related to or in any way arise out of, or are or may be related to or in any way connected with (i) their ownership of stock in NewCare, (ii) their employment by NewCare, or (iii) any other Claims of violation of any contract of any kind (whether oral or written, express, implied in law, or implied in fact) or any applicable law, rule, regulation, or order arising prior to the execution of this Release.

     Karen Hagan and Robert Hagan agree and represent that it is within their contemplation that they may have claims against Releasee of which, at the time of the execution of this Release, they have no knowledge or suspicion, but they agree and represent that this Release extends to all Claims in any way based upon, connected with, or related to the matters described in the preceding paragraphs, whether or not known, claimed, or suspected by them.

     Karen Hagan and Robert Hagan declare that they know and understand the contents of this Release, that they have executed it voluntarily, and that they understand that after signing this Release they cannot proceed against any person mentioned in it with respect to or on account of any matters referred to in it.

     This Release is made to buy peace and for no other reason. It shall not be deemed an admission of liability or of a violation of any applicable law, rule, regulation, or order of any kind.

     This Release shall be binding upon Karen Hagan and Robert Hagan and their respective heirs, executors, administrators, assigns, successors, beneficiaries, and agents and shall inure to the benefit of Releasee and its successors and assigns.

     IN WITNESS WHEREOF, the undersigned have executed this Release as of this __th day of April, 1997.

                                      ---------------------------
                                      Karen Hagan

                                      ----------------------------
                                      Robert Hagan